U.S. WIRELESS DATA, INC.
                              5700 Flatiron Parkway
                             Boulder, Colorado 80301


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 15, 1996


To Our Shareholders:

         The Annual Meeting of Shareholders of U.S. Wireless Data, Inc., a Colorado corporation ("Company"), will be held at the Courtyard by Marriott, 4710 Pearl East Circle, Boulder, Colorado, on Friday, November 15, 1996, at 10:00 a.m., Mountain Standard Time, for the following purpose:

      (1)   The election of five directors to serve on the Board of Directors;

      (2) Such other matters as may properly come before the meeting or any adjournment thereof.

         Commencing ten (10) days prior to the Meeting date, the minutes of the last annual shareholders' meeting and the shareholders' list of their share eligibility to vote at the 1996 Annual Meeting will be open to inspection by the shareholders of record at the corporate office, 5700 Flatiron Parkway, Boulder, CO 80301. Only shareholders of record at the close of business on October 10, 1996 are entitled to notice of and to vote at the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     ROD L. STAMBAUGH
                                     Corporate Secretary


Boulder, Colorado
October 15, 1996

--------------------------------------------------------------------------------

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            U.S. WIRELESS DATA, INC.
                              5700 Flatiron Parkway
                             Boulder, Colorado 80301
                           --------------------------

                                 PROXY STATEMENT
                          OF THE BOARD OF DIRECTORS OF
                            U.S. WIRELESS DATA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on November 15, 1996
                        --------------------------------


SOLICITATION, EXERCISE AND REVOCABILITY OF PROXY

         The enclosed Proxy is solicited by and on behalf of the Board of Directors (the "Board") of U.S. Wireless Data, Inc. (the "Company") to holders of the outstanding shares of the Company's Common Stock for use at the Company's Annual Meeting of Shareholders ("Meeting") to be held at 10:00 a.m., Mountain Standard Time, at the Courtyard by Marriott, 4710 Pearl East Circle, Boulder, Colorado, on Friday, November 15, 1996, and at any adjournment thereof. This statement and the enclosed proxy card are first being mailed to shareholders on or about October 17, 1996. The Company's principal executive offices are located at 5700 Flatiron Parkway, Boulder, Colorado 80301, and its telephone number at those offices is (303) 440-5464.

         Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted (i) by giving written notice of the revocation to the Company's corporate secretary; (ii) by voting in person at the Meeting; or (iii) by voting again by submitting a new proxy card. Only the latest dated proxy card, including one on which you may vote in person at the Meeting, will count.


VOTING

         All voting rights are vested exclusively in the holders of the Company's no par value common stock ("Common Stock") with each share entitled to one vote. Cumulative voting in the election of directors is not permitted, which means that the holders of more than half the shares voting for the election of the directors can elect all the directors if they choose to do so. Only shareholders of record at the close of business on October 10, 1996 are entitled to notice of, and to vote at the meeting or any adjournments thereof. On September 30, 1996, the Company had 4,665,877 shares of Common Stock issued and outstanding. On all matters, a favorable vote consists of a simple majority of the votes represented and entitled to vote at a meeting at which a quorum is present.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of September 30, 1996, by
(i) each person who is known to the Company to own beneficially more than 5% of the Company's voting securities, (ii) each director and director nominee, (iii) each Named Executive Officer (as hereinafter defined), and (iv) all executive officers and directors as a group. A person is deemed to be a beneficial owner of Common Stock if that Common Stock can be acquired by such person within 60 days after September 30, 1996, upon the exercise of warrants or options.

         The Board of Directors knows of no shareholder owning more than five percent (5%) of the outstanding voting securities of the Company, except for those listed in the table set forth below.

Name and Address of                    Amount and Nature of
Beneficial Owner                       Beneficial Ownership (1)   Percent of Class
----------------                       ------------------------   ----------------
Donald L. Walford                       418,060 Shares (2)            9.0%
1035 Pearl Street, Suite 400
Boulder, Colorado  80302

Walford & Company, Incorporated         418,060 Shares (2)            9.0%
1035 Pearl Street, Suite 400
Boulder, Colorado  80302

Richard P. Draper                       397,684 Shares (3)            8.5%
2515 4th Avenue #2501
Seattle, Washington  98121

Rod L. Stambaugh                        386,900 Shares (4)            8.1%
5700 Flatiron Parkway
Boulder, Colorado  80301

Cardservice International, Inc.         242,544 Shares                5.2%
26775 Malibu Hills Road
Agoura Hills, CA  91301

Michael J. Brisnehan                    138,450 Shares (5)            2.9%
5700 Flatiron Parkway
Boulder, Colorado  80301

Chester N. Winter                        55,281 Shares (6)            1.2%
885 Arapahoe Avenue
Boulder, Colorado  80302

Alan B. Roberts                          33,808 Shares (7)               *
1181 Pintail Circle
Boulder, Colorado  80301

Caesar Berger                             5,000 Shares                   *
26775 Malibu Hills Road
Agoura Hills, California  91301

All Executive Officers and Directors    619,439 Shares (8)           12.4%
as a group (five persons)

         * Less than one percent (1%).

(1) Beneficial owners listed have sole voting and investment power with respect to the shares owned unless otherwise indicated.

(2) These shares are the same shares and are listed twice because Mr. Walford is the sole shareholder of Walford Holdings, Inc., which is the sole shareholder of Walford & Company, Incorporated. On the record date, neither Donald L. Walford nor any Walford company, including Walford Holdings, Inc. or Walford & Company, Incorporated was the record owner of any Company stock. Mr. Walford has stated in Schedule 13D filed with the Securities and Exchange Commission that Walford Holdings, Inc. owns beneficially 418,060 shares of the Company's Common Stock. The Company has no stockholder record of this information.

(3) Pursuant to an agreement dated October 5, 1995 between Mr. Draper and the Company, the Company has the right to vote Mr. Draper's shares. See "Certain Transactions".

(4) Includes presently exercisable options to purchase 109,400 shares of Common Stock at $.13 per share granted under the Company's Amended 1992 Stock Option Plan.

(5) Includes presently exercisable options to purchase 132,450 shares of Common Stock at $.13 per share granted under the Company's Amended 1992 Stock Option Plan.

(6) Includes presently exercisable options to purchase 42,781 shares of Common Stock at $.13 per share granted under the Company's Amended 1992 Stock Option Plan.

(7) Includes a presently exercisable warrant to purchase 2,631 shares of Common Stock at $2.625 per share and presently exercisable options to purchase 25,068 shares of the Company's Common Stock at $.13 per share granted under the Company's Amended 1992 Stock Option Plan.

(8) Total includes 312,330 shares underlying presently exercisable options granted under the Company's Amended 1992 Stock Option Plan, and shares underlying presently exercisable warrants. 307,109 of the shares listed (6.6% of the total issued and outstanding common stock) are currently issued and outstanding.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Form 4's were not filed by Messrs. Stambaugh and Berger, and the Form 5's required to be filed by each of them (which included the unreported Form 4 transactions) were also not timely filed.



                         ACTIONS TO BE TAKEN AT MEETING

         The Meeting is called by the Board of Directors to consider and act upon the following matters:

         (1)   The election of five directors of the Company;

         (2) Such other matters as may properly come before the meeting or any adjournment thereof.

         The holders of a majority of the outstanding shares of the Company, present at the Meeting in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. There are no dissenters' rights applicable to election of directors.

                               PROPOSAL NUMBER ONE


                              Election of Directors
                              ---------------------

         The Company's Articles of Incorporation provide that the number of directors serving on the Board of Directors at any one time shall not be less than three nor more than nine with the exact number to be fixed by the Company's Bylaws. The Bylaws provide that the number of directors shall be between three and nine, and authorizes the directors to fix the specific number by resolution. At the present time, the Board has determined by resolution that there shall be five directors. The persons named on the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the five nominees for director named below. The nominees have been nominated by the Company's Board of Directors. All nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any nominee will be unavailable. The directors each intend to vote for the nominees listed. If, at the time of the meeting, any of these nominees has become unavailable for any reason, which event is not expected to occur, the person entitled to vote the Proxy will vote for such substitute nominee or nominees, as may be recommended and nominated by the Board for the office of director, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

         The Company's nominees for director are as follows:

                                   Director            Principal Occupation
Name of Nominee                      Since      Age    for Last Five Years
---------------                      -----      ---    -------------------
Michael J. Brisnehan                 7/95        48    President,  Chief Executive Officer, Chief Financial Officer,
                                                       Treasurer and Director of the Company since July,  1995.  Mr.
                                                       Brisnehan  has  served  as  the  Chief   Financial   Officer,
                                                       Secretary and Treasurer  since joining the Company in October
                                                       1993,  but resigned as Secretary on September 14, 1995.  From
                                                       1992  to  1993,  he  was  Vice  President,   Chief  Financial
                                                       Officer,   Secretary  and  Treasurer  of  SCC  Communications
                                                       Corp., an emergency 911 and public safety  software  company.
                                                       From 1989 to 1992,  he served as President  and a director of
                                                       Reference  Technology,  Inc., a software  services company in the CD-ROM  industry.  Prior to that,  he had served as Chief
                                                       Financial Officer of Reference  Technology since joining that company in 1983.  Mr.  Brisnehan  received  a B.S.  degree in mathematics  (1970) and an MBA degree in finance  (1983) from
                                                       Regis University, Denver, Colorado.


Rod L. Stambaugh                     1/95        36    Vice  President of the Company since 1991.  Mr.  Stambaugh is also the  Corporate  Secretary  (since  September  1995)  and
                                                       Chairman of the Board (since July 1995) of the  Company.  Mr.
                                                       Stambaugh  is one of the  founders  of the  Company  and  has devoted his full  business  time to the Company  since August
                                                       1991.  He co-founded  U.S.  Wireless,  Inc., a  nonaffiliated retail  cellular  phone center,  at which he worked full time
                                                       from  January  1990   through   July  1991.   Mr.   Stambaugh
                                                       graduated  from Baker  University in 1982 with a B.S.  degree in psychology,  and a minor in business  administration.  Mr.
                                                       Stambaugh  also served on the  Company's  Board of  Directors during the period from July 1991 through October 1994.



Chester N. Winter                    2/94        65    Mr. Winter is a general  partner of Colorado  Incubator Fund,
                                                       L.P., a venture  capital  fund,  and also works as a business consultant at Paradigm  Partners,  L.L.C.  From 1989 to 1992,
                                                       he was  Chairman  and Chief  Executive  Officer  of  Clinical
                                                       Diagnostics,  Inc., a home health care  product  distributor.
                                                       Also from  1989 to 1992,  he was  Senior  Vice  President  of
                                                       Sinco   International   Investments,   Inc.,  a  real  estate
                                                       investment  and  development  company.  He received a Masters degree from the University of Colorado.




Alan B. Roberts                      10/94       50    Mr. Roberts is the Director of Product  Development  and Vice
                                                       President  of U.S.  Operations  for  International  Verifact,
                                                       Inc.  He was  President  and Chief  Executive  Officer of the
                                                       Company from October 1, 1994,  until July 10, 1995,  and Vice
                                                       President of Operations for Direct Data,  Inc. (the Company's
                                                       wholly-owned  subsidiary  that was  dissolved  in  October of
                                                       1995) from  February  1994  until  September  1994.  Prior to that time, Mr. Roberts was Director of Product  Marketing for
                                                       Verifone,   Inc.,  the  industry   leader  in   point-of-sale
                                                       terminal  products.  While at Verifone  from 1986 to 1994, he also  held  various  other  management  positions,  including
                                                       Director of Product  Management.  Mr. Roberts  graduated from the  University  of Texas in 1967 with a bachelors  degree in
                                                       Mathematics  and in 1969  with a masters  degree in  Computer
                                                       Sciences.

Caesar Berger                        12/95       49    Mr.  Berger  is  a  senior  Vice   President  of  Cardservice
                                                       International,  Inc.  responsible  for the Technology  Group.
                                                       Mr.  Berger  joined  Cardservice  International  in August of
                                                       1994.  Prior to that,  Mr.  Berger  served  for more than ten years as  President,  and was the founder of  Computer  Based
                                                       Controls,   Inc.  a  wholly-owned  subsidiary  of  Electronic
                                                       Clearing  House  Inc.  Mr.  Berger  was a  principal  on  the
                                                       American  Express  Money Order  project which has resulted in the  deployment of over 17,000 of the Money Order  dispensers operating today in over 10,000 retail  locations  nationwide.
                                                       Mr.  Berger  graduated in 1970 from Lvov  Polytech  Institute with the  equivalent  of an M.S.  degree in  Electronics  and
                                                       Computer Science.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ELECTION OF THE FIVE (5) NOMINEES LISTED ABOVE.

         No director of the Company is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or of any company registered as an investment company under the Investment Company Act of 1940.
         The Company's Board of Directors held nine (9) meetings during the fiscal year ended June 30, 1996, five (5) of which consisted of consent directors minutes signed by all directors and four (4) of which were actual meetings (held in person or by telephone) at which all directors were present at each meeting, except Messrs.
Winter, Berger and Stambaugh were each absent from one (1) of the meetings.

         In December 1995, the Board of Directors designated an audit committee consisting of Chester N. Winter and Alan B. Roberts which did not meet during fiscal year 1996. The functions of the audit committee are to review financial statements, meet with the Company's independent auditors and address accounting matters or questions raised by the auditors. The company currently does not have a nominating committee.

         Also in December 1995, the Board of Directors designated a compensation committee consisting of Caesar Berger, Alan B. Roberts and Chester N. Winter. The committee met once during fiscal year 1996. The functions of the compensation committee are to review compensation of officers.


Significant Employees

         The Company expects the following individuals to make a significant contribution to the business of the Company.

Aaron Danis, 42. Mr. Danis has been employed as Director of Engineering since April 1993. He designed the proprietary electronic circuits which integrate the various components of the POS-50(R) while working as a consultant to the Company. Mr. Danis was employed for nineteen years through March 1993 by Digital Equipment Corporation. His duties included test strategy and test equipment design. Mr. Danis was part of the disk-drive engineering team (Product Development) with design responsibilities including main components of Digital's Servowriter, Read/Write testers, and disk-drive test systems. Mr. Danis supplied the electrical engineering requirements of the Mechanical Engineering Design Team, involving numerous Electro-Mechanical designs/systems used to verify the integrity of disk-drive mechanics and has developed software using Assembly, Basic and C languages. His design experience includes analog as well as digital circuits, combined with various microprocessors. Mr. Danis attended Springfield Tech. Community College, Pikes Peak Community College, University of Colorado, Colorado Springs, and has taken classes from Boston University through programs at Digital Equipment Corporation in the electronics and computer industries.



                               EXECUTIVE OFFICERS

         The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each Annual Meeting of Shareholders. Each executive officer holds office until his successor is duly elected and qualified or until his resignation or until he is removed in the manner provided by the Company's Bylaws. There are no family relationships among the executive officers and directors. Michael J. Brisnehan and Rod L. Stambaugh, who are listed above, are currently the only executive officers of the Company.

         There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years ending June 30, 1994, 1995, and 1996 by the following individuals who served as, or in the capacity of, the President and Chief Executive Officer of the Company during fiscal year 1996: Alan B. Roberts and Michael J. Brisnehan (collectively, the "Named Executive Officers"). No executive officer had salary and bonus which in the fiscal year ended June 30, 1996 exceeded $100,000 except as indicated in the table below. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation
                                      -------------------------------------
                                                               Other Annual       Securities
Name and                                  Salary    Bonus      Compensation       Underlying          All Other
Principal Position                Year      ($)       ($)         ($) (1)        Options (#)      Compensation ($)
------------------                ----      ---       ---         -------        -----------      ----------------

Michael J. Brisnehan (2)          1996    108,833     -0-           --            90,000               -0-
   President and Chief            1995     90,000     -0-           --              -0-                -0-
   Executive Officer              1994     63,750     -0-           --           125,000 (3)           -0-
                                                      -0-
Alan B. Roberts (4)               1996      4,327     -0-           --              -0-                -0-
   President and Chief            1995    114,548     -0-           --            95,000 (5)         15,106 (6)
   Executive Officer              1994       -0-      -0-           --              -0-                -0-

(1) No amounts have been shown as Other Annual Compensation because the aggregate incremental cost to the Company of personal benefits provided to these executive officers did not exceed the lesser of $50,000 or 10% of their annual salary and bonus in any given year.

(2) Mr. Brisnehan has served as the Company's President and Chief Executive Officer since July 10, 1995. Prior to that time, he served as the Chief Financial Officer since joining the Company in October 1993.

(3) Option granted in October 1993 was re-priced (from $4.00 per share to $.13 per share) during fiscal year 1996.

(4) Mr. Roberts served as the Company's President and Chief Executive Officer from October 1, 1994 through July 10, 1995.

(5) Option granted in October 1994 under the Company's 1992 Stock Option Plan. This option expired before it became exercisable.

(6) Represents relocation expenses paid by the Company. In addition, Mr. Roberts submitted an expense report to the Company in the amount of $30,000 to cover relocation expenses allowable under Mr. Robert's employment agreement with the Company. To date, the Company had not paid any of this additional amount.

Employment Agreements

     During fiscal year 1996, the Company had an employment agreement with one of its Named Executive Officers: Alan B. Roberts. Mr. Robert's employment agreement with the Company became effective on October 1, 1994, and provided for a one year term. Mr. Robert's base salary was $150,000 per year and he was granted an option for the purchase of 95,000 shares of the Company's stock pursuant to the Amended 1992 Stock Option Plan.

This agreement also required that Mr. Roberts maintain the confidences of the Company and contained a twelve-month covenant not to compete with the Company after termination. Mr. Roberts resigned as an employee of the Company on July 10, 1995 and, as a result, his employment agreement terminated.

         The Named Executive Officers were entitled to receive any incidental benefits provided by the Company to other employees.


Stock Option Grants

         The following table shows the stock options granted to the Named Executive Officers during fiscal year 1996. The options described in this table have exercise prices equal to the fair market value of a share of Common Stock on the date they were granted.

                      Option Shares Granted in Fiscal 1996

                                                                  Individual Grants
                                  -------------------------------------------------------------------------------

                                                        % of Total Option
                                                        Shares Granted to
                                   Number of Option       Employees in        Exercise Price
Name                                Shares Granted         Fiscal Year          Per Share         Expiration Date
----                                --------------         -----------          ---------         ---------------
Michael J. Brisnehan                 125,000 (a)               15%                 $.13              10/18/2003
                                      90,000 (b)               11%                 $.13               12/5/2005

Alan B. Roberts                       15,068 (c)               2%                  $.13               12/5/2005
                                      20,000 (d)               2%                  $.13               12/5/2005

(a) The option was granted on October 18, 1993 and vests over 48 months beginning November 1, 1993 in equal installments. The Company repriced this Option on December 5, 1995.

(b) The option was granted on December 5, 1995, with 10% vesting on grant date and an additional 3% per month thereafter.

(c) The option was granted on December 5, 1995 and became 100% vested at grant date.

(d) This option was granted on December 5, 1995 with 25% vesting every six months.

Stock Option Exercises and Option Values

         Set forth below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the Company's Amended 1992 Option Plan and held by the Named Executive Officers at June 30, 1996. No options were exercised during fiscal year 1996.

                   Aggregated Option Exercises in Fiscal 1996 and Fiscal Year End Option Values

                             Number of Securities Underlying Unexercised       Value of Unexercised In-the-Money
                                         Options at FY-End (#)                       Options at FY-End ($)
                                         ---------------------                       ---------------------
Name                             Exercisable            Unexercisable           Exercisable         Unexercisable
----                             -----------            -------------           -----------         -------------
Michael J. Brisnehan               105,929                 109,071                $15,889              $16,361

Alan B. Roberts                     20,068                  15,000                 $3,010               $2,250

Compensation of Directors

         The Company uses a non-discretionary grant of 20,000 stock options per year at current fair market value to non-employee directors under the Amended 1992 Stock Option Plan as a way of compensating non-employee directors for their services.


                              CERTAIN TRANSACTIONS

         The Company acquired its wholly-owned subsidiary, Direct Data, Inc., by merger in September 1994. A portion of the merger consideration was 700,000 shares of Company Common Stock. Because Richard P. Draper was a significant shareholder of Direct Data, he received 397,684 shares of the Company's Common Stock (the "Draper Shares") in this transaction. Also, as part of this transaction, the Company agreed to assume Mr. Draper's personal guaranty of the $1.3 million secured debt owed by Direct Data to its lender, however, the Company was never able to fulfill this obligation to Mr. Draper. This loan became due on September 15, 1995, and the lender would not agree to further extend the payment date. To prevent foreclosure of his guaranty, Mr. Draper paid the outstanding $1.3 million to the lender in early October 1995 and, pursuant to his guaranty arrangement with the lender, became the holder of a security interest in all of the assets of Direct Data. Rather than foreclose on the assets, Mr. Draper contacted Direct Data and the Company, as the sole shareholder of Direct Data, to negotiate an arrangement whereby Mr. Draper would be transferred all of the assets of Direct Data in which he had a foreclosable security interest. To prevent the negative effects of a foreclosure proceeding (including the likelihood of substantial legal fees and associated expenses), Direct Data agreed to surrender the assets to Mr. Draper. Separately, the Company, as Direct Data's shareholder, also approved the surrender of assets in order to avoid the foreclosure proceeding and the above-discussed negative effects. In consideration for that approval, Mr. Draper released the Company from its obligation to remove him from his $1.3 million personal guaranty on the bank loan and agreed that the Company would have the option to purchase the Draper Shares for a period of three years, at a price of $.25 per share (the fair market value of the Company's stock at the time the transaction was negotiated). Additionally, Mr. Draper granted the Company the right to vote the Draper Shares (which constitute approximately 9% of the Company's outstanding Common Stock) during the three-year option period. The above-described transactions were consummated on October 5, 1995. In addition to being an officer and director of Direct Data until its dissolution in October 1995. Mr. Draper was also a director of the Company until April 1995.

         Pursuant to the provisions of the Company's Bylaws, certain persons may be entitled to indemnification by the Company where they have been made a party to a suit or proceeding by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company. The Company, Rod
L. Stambaugh, Chairman of the Board, and certain former directors are defendants in three lawsuits brought by shareholders of the Company. The Company has indemnified these individuals for the costs and expenses in defending the claims brought by these actions. The aggregate amount paid in fiscal year ending June 30, 1996 to indemnify these individuals and to defend the Company in these lawsuits was approximately $100,000. The Company is uncertain of the amount it may continue to spend on such expenses, however, it does expect these expenses to continue into the current fiscal year.


                                   ACCOUNTANTS

         No accountant has been selected or recommended for the current fiscal year. The independent certified accountants for fiscal year 1996 were Price Waterhouse, L.L.P. A representative from Price Waterhouse will be present at the annual shareholder meeting and will be available to answer any questions.



                             SOLICITATION OF PROXIES

         The costs of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. Solicitations will be made by use of the mail, telephone or telegraph, including facsimile, and in person. Solicitations may be made by persons who are both officers and directors of the Company. Brokerage house, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company may reimburse them for their charges and expenses in this connection.

                        1996 ANNUAL REPORT ON FORM 10-KSB

         SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, COPIES OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHOULD ADDRESS A WRITTEN REQUEST TO ROD L. STAMBAUGH, THE COMPANY'S VICE PRESIDENT AND SECRETARY, AT THE COMPANY'S ADDRESS SHOWN AT THE BEGINNING OF THIS PROXY STATEMENT.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders intended to be presented at the 1997 annual meeting must be forwarded in writing and received at the principal executive offices of the Company no later than June 18, 1997, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the annual meeting of shareholders to be held in November 1997. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.



                                 OTHER BUSINESS

         The Company's Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.






                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          ROD L. STAMBAUGH
                                          Corporate Secretary

Boulder, Colorado
October 15, 1996